UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2014, the Board of Directors (the “Board”) of Cleco Corporation (the “Company”) approved an amendment to the Cleco Corporation Executive Severance Plan (“Executive Plan”) to be effective following compliance with provisions under the Executive Plan requiring notice of any amendments to affected employees.  The amendment: (i) expands the definition of “Committee” to include the Board or any designee thereof; (ii) amends the definition of “Good Reason” to remove the authority of the Compensation Committee of the Board to make determinations of “Good Reason” under the Executive Plan; and (iii) deletes from Subsection (b) of Section 7.3 of the Executive Plan the following clause “no amendment shall materially adversely affect the rights or benefits of any Covered Executive hereunder during a Change in Control Period without his or her prior written consent” and amends it with the following clause “no termination or other amendment that materially adversely affects the rights or benefits of any Covered Executive hereunder shall be made or effective during the Change in Control Period, without the prior written consent of such executive.”

Effective December 22, 2014, the Company entered into agreements with Bruce A. Williamson, Darren J. Olagues, Thomas R. Miller, Judy P. Miller, Wade A. Hoefling and Keith D. Crump, each of whom is a named executive officer (“NEO”) as identified in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 14, 2014. The agreements enable the Company to recover from the NEOs any payments of the 2014 Pay for Performance Plan awards that are in excess of actual performance according to the Pay For Performance Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

10.1 Text of the Amendment to the Cleco Corporation Executive Severance Plan
10.2 Form of the Cleco Corporation 2014 Recovery Agreement Pay for Performance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: December 23, 2014	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Text of the Amendment to the Cleco Corporation Executive Severance Plan
10.2	Form of the Cleco Corporation 2014 Recovery Agreement Pay for Performance Plan